Page 4 of 4

                                                                    Exhibit 99.a


                     COURT GRANTS MOTION OF RONSON DIRECTORS


Somerset, N.J., June 29, 2004 - Ronson Corporation (NASDAQ SmallCap RONC; OTC Bulletin Board RONCP). On June 21, 2004, the Superior Court of New Jersey granted the motion of the Ronson directors, over the objection of plaintiff Steel Partners II, L.P., to bifurcate the case.

Ronson's directors' motion granted by the court was: (1) to separate the Ronson directors' defense based upon the report and findings of the Special Litigation Committee of the Board from the balance of the claims and defenses in the shareholder derivative suit; (2) to proceed to limited discovery of the issues pertinent to the defense based upon the Special Litigation Committee's report and findings; and (3) then to trial on the Ronson directors' defense based upon the Special Litigation Committee's report and findings.

The Superior Court ruled, at the request of the Ronson directors, that trial and discovery of all claims and defenses in the derivative suit, other than the Special Litigation Committee defense, shall be held in abeyance pending trial of the Special Litigation Committee defense.




COMPANY CONTACT
DARYL K. HOLCOMB
(732) 469-8300